Exhibit 99.2

Supplemental Operating and Financial Data For the Quarter Ended March 31, 2004

Maguire Properties, Inc.

First Quarter 2004

This supplemental package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, you should exercise caution in interpreting and relying on these statements as they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development and acquisition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effects of local economic and market conditions, regulatory and tax law changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

Maguire Properties, Inc.

First Quarter 2004

CORPORATE DATA

Maguire Properties, Inc.

First Quarter 2004

COMPANY BACKGROUND

Maguire Properties, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is one of the largest owners, managers and developers of first-class office properties in the Los Angeles metropolitan area, with a significant presence in three submarkets: Los Angeles Central Business District, Tri-Cities (Pasadena, Burbank and Glendale) and Cerritos. The Company’s predecessor was founded in 1965 by Robert F. Maguire III and has developed over 30 million square feet of office properties nationally.

On June 27, 2003, we closed our initial public offering of 36,510,000 shares of common stock raising over $693 million in gross proceeds. On July 8, 2003, we issued an additional 5,476,500 shares of common stock as a result of the exercise of the underwriters’ over-allotment option. We received an additional $104 million of gross proceeds.

On August 29, 2003, we completed the acquisition of the remaining interests that we did not already own in Glendale Center, consisting of BankAmerica Realty Services Inc.’s 70% interest and Disney Enterprises’ distribution participation interest in the property. We also completed the defeasance of the existing $37 million property mortgage. As a result of this transaction, we now hold a 100% interest in the property.

On October 15, 2003, we completed an $80 million, 10-year interest-only mortgage financing at a fixed rate of 5.73% for Glendale Center.

On November 6, 2003, we completed the acquisition One California Plaza in Los Angeles from Metropolitan Life Insurance Company. The purchase price was approximately $225.0 million, which was funded through cash on hand and a $146.3 million seven-year mortgage loan at a fixed interest rate of 4.73% provided by Metropolitan Life Insurance Company.

On January 15, 2004, we completed the offering of 10 million shares of 7.625% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share) for total gross proceeds of $250 million, including the exercise of the underwriters’ over-allotment option. We intend to use the proceeds from the offering for investment and general corporate purposes.

On April 14, 2004, we completed the acquisition of Park Place in Orange County, California from an affiliate of Blackstone Real Estate Advisors. The purchase price was approximately $260.0 million including the assumption of existing mortgage and mezzanine financing of approximately $164.0 million. The remainder was funded through proceeds of the 7.625% Series A Cumulative Redeemable Preferred Stock offering.

We currently own a portfolio, including Park Place, totaling approximately 12.4 million feet consisting of ten office properties with approximately 8.8 million net rentable square feet, one 350-room hotel with 266,000 square feet, and total on and off-site parking of approximately 3.3 million feet, accommodating a capacity of over 12,000 vehicles. We also own an undeveloped two-acre land parcel adjacent to an existing office property that we believe can support approximately 300,000 net rentable square feet of office development.

On May 1, 2004, we hired William H. Flaherty as our new Senior Vice President of Leasing.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission (SEC). Additional information about us and our properties is also available at our website www.maguireproperties.com.

Maguire Properties, Inc.

First Quarter 2004

INVESTOR INFORMATION

333 South Grand Avenue
Suite 400
Los Angeles, CA 90071
(213) 626-3300
         (213) 687-4758 (fax)

- SENIOR MANAGEMENT -

Robert F. Maguire III	Chairman of the Board and Co-CEO	William H. Flaherty	SVP, Leasing
Richard I. Gilchrist	President and Co-CEO	Robert P. Goodwin	SVP, Development
Dallas E. Lucas	Executive Vice President, Chief Financial Officer	Daniel F. Gifford	SVP, Asset Management
Mark T. Lammas	SVP, General Counsel	Timothy H. Walker	SVP, Marketing
Javier F. Bitar	SVP, Finance	Peggy M. Moretti	VP, Investor Relations

- CORPORATE -

Investor Relations Contact: Peggy M. Moretti (213) 626-3300
Please visit our corporate website at: www.maguireproperties.com

EQUITY RESEARCH COVERAGE

A.G. Edwards & Sons	David AuBuchon	(314) 955-5452
Banc of America Securities	Lee Schalop	(212) 847-5677
Deutsche Bank Alex. Brown	John Perry	(212) 250-5182
Green Street Advisors	Jim Sullivan	(949) 640-8780
Legg Mason	David Fick	(410) 454-5018
Lehman Brothers	David Shulman	(212) 526-3413
Raymond James & Associates	Paul Puryear	(727) 567-3800
RBC Capital Markets	Jay Leupp	(415) 633-8588
Salomon Smith Barney	Jonathan Litt	(212) 816-0231
UBS Warburg	Keith Mills	(212) 713-3098
Wachovia Securities	Christopher Haley	(443) 263-6773

TRANSFER AGENT

Continental Stock Transfer and Trust Company
17 Battery Place
8th Floor
New York, NY 10004
(212) 845-3215

TIMING

Quarterly results for 2004 will be announced according to the following anticipated schedule:

First Quarter	Early May
Second Quarter	Early August
Third Quarter	Early November
Fourth Quarter	Early February

Maguire Properties, Inc.

First Quarter 2004

COMMON STOCK DATA (NYSE: MPG)

Maguire Properties’ common stock is traded primarily on the New York Stock Exchange under the symbol: MPG. MPG’s common stock since the initial public offering on June 24, 2003 has had the following characteristics (based on New York Stock Exchange closing prices):

	1st Quarter 2004	4th Quarter 2003	3rd Quarter 2003		2nd Quarter 2003 (1)
High Price	$25.60	$24.46	$20.65		$19.40
Low Price	$22.55	$20.32	$19.30		$19.00
Closing Price	$25.60	$24.30	$20.50		$19.25
Dividends per share - Annualized	$1.60	$1.60	$1.60	(2)	N/A
Closing Dividend Yield - Annualized	6.25%	6.58%	7.80%		N/A
Closing Common Shares and Limited Partnership Units Outstanding (thousands)	53,645	53,645	53,645		48,168
Closing Market Value of Common Shares and Limited Partnership Units Outstanding (thousands)	$1,373,315	$1,303,576	$1,099,723		$927,246

(1)	MPG’s common stock from June 25, 2003 through June 30, 2003 (based on New York Stock Exchange closing prices).

(2)	This dividend consists of our regular quarterly dividend of $0.40 per common share for the period from July 1, 2003 through September 30, 2003. An additional amount of $0.0176 per common share covering the period from the completion of our initial public offering on June 27, 2003 through June 30, 2003 was included in the dividend declared during the third quarter.

DIVIDENDS PER SHARE

	1st Quarter 2004		4th Quarter 2003	3rd Quarter 2003
Common Stock
Amount	$0.4000		$0.4000	$0.4176	(3)
Declared	March 15, 2004		December 15, 2003	September 15, 2003
Record	March 31, 2004		December 31, 2003	September 30, 2003
Paid	April 30, 2004		January 30, 2004	October 31, 2003
Preferred Stock
Amount	$0.51892	(4)
Declared	March 15, 2004
Record	March 31, 2004
Paid	April 30, 2004

(3)	Includes $0.0176 per common share covering the period from the completion of our initial public offering on June 27, 2003 through June 30, 2003.

(4)	Includes $0.04236 per preferred share covering the period from the completion of our preferred stock offering on January 23, 2004 through January 31, 2004.

Maguire Properties, Inc.

First Quarter 2004

CONSOLIDATED FINANCIAL RESULTS

Maguire Properties, Inc.

First Quarter 2004

FINANCIAL HIGHLIGHTS
(unaudited and in thousands, except per share amounts)

	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2004	December 31, 2003	September 30, 2003
Income Items:
Revenue (1)	$73,091	$70,208	$62,523
Straight line rent	$1,399	$726	$713
Fair value lease revenue (2)	$598	$916	$567
Lease termination fees	$274	$–	$–
Office property operating margin (3)	65.8%	65.0%	67.0%
Net income allocable to common shareholders	$5,928	$8,030	$7,196

Funds from operations (FFO) available to common shareholders (4)	$19,435	$21,227	$18,064
FFO per common share - basic and diluted (4)	$0.46	$0.50	$0.43
FFO per common share before loss from early extinguishment of debt - basic and diluted (4)	$0.46	$0.50	$0.48
Net income per common share - basic and diluted	$0.14	$0.19	$0.17
Dividends declared per common share	$0.40	$0.40	$0.42
Dividends declared per preferred share	$0.52	$–	$–

Ratios:
Interest coverage ratio (5)	3.20	3.24	3.27
Fixed-charge coverage ratio (6)	2.47	3.18	3.19
FFO payout ratio (7)	87.1%	80.0%	97.6%
AFFO payout ratio (8)	98.8%	85.6%	93.6%

Capitalization:
Total consolidated debt	$1,211,250	$1,211,250	$985,000
Preferred stock @ quarter end	$250,000	$–	$–
Common stock price @ quarter end	$25.60	$24.30	$20.50
Common equity value @ quarter end (9)	$1,373,315	$1,303,576	$1,099,724
Total market capitalization	$2,834,565	$2,514,826	$2,084,724
Debt / total market capitalization	42.7%	48.2%	47.2%
Debt plus preferred stock / total market capitalization	51.6%	48.2%	47.2%

(1)	Includes gross revenue from hotel operations of $5,199, $5,144 and $4,392 for the three months ended March 31, 2004, December 31, 2003 and September 30, 2003, respectively.

(2)	Represents the net adjustment for above and below market leases which are being amortized over the term of the respective leases at the investment date.

(3)	Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance expense, real estate taxes and parking expenses) / rental, tenant reimbursement and parking revenues.

(4)	For a definition and discussion of FFO, see page 28. For a quantitative reconciliation of the differences between FFO and net income, see page 11.

(5)	Calculated as earnings before interest, taxes and depreciation and amortization and preferred dividends, or EBITDA, of $42,250, $40,528 and $34,424, respectively divided by cash interest expense of $13,221, $12,500 and $10,525, respectively, see page 15. For a discussion of EBITDA, see page 29. For a quantitative reconciliation of the differences between EBITDA and net income, see page 13.

(6)	Calculated as EBITDA of $42,250, $40,528 and $34,424, respectively divided by fixed charges of $17,095, $12,764 and $10,786, see page 15.

(7)	Calculated as dividend declared per share divided by FFO per share.

(8)	Calculated as common stock dividends and distributions declared of $21,458, $21,458 and $22,402, respectively, divided by AFFO of $21,722, $25,084 and $23,923, respectively. For a definition and discussion of AFFO, see page 28. For a quantitative reconciliation of the differences between AFFO and FFO, see page 12.

(9)	Assuming 100% conversion of the limited partnership units in the operating partnership into shares of our common stock.

Maguire Properties, Inc.

First Quarter 2004

CONSOLIDATED AND COMBINED BALANCE SHEETS
(in thousands)

	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003
	(unaudited)		(unaudited)	(unaudited)

Assets
Investment in real estate, net	$1,542,365	$1,553,449	$1,336,509	$1,267,527
Cash and cash equivalents including restricted cash	309,442	82,899	92,918	95,288
Rents, deferred rents and other receivables	26,730	24,623	23,220	16,517
Deferred charges, net	93,686	98,567	89,401	68,227
Other assets	24,846	15,649	22,266	16,840

Total assets	$1,997,069	$1,775,187	$1,564,314	$1,464,399

Liabilities and stockholders’ equity and owners’ deficit
Loans payable	1,211,250	$1,211,250	$985,000	$985,000
Losses and distributions in excess of investments in real estate entities and loans payable to such entities	–	–	–	16,172
Dividends and distributions payable	25,059	21,458	22,402	–
Accounts payable, accrued interest payable and other liabilities	61,900	64,753	74,718	73,086
Acquired lease obligations	43,988	45,724	42,855	39,380

Total liabilities	1,342,197	1,343,185	1,124,975	1,113,638

Minority interests	84,917	88,578	90,082	80,097

Stockholders’ equity and owners’ deficit
Common and preferred stock and additional paid in capital	647,282	$406,559	$407,427	$321,933
Accumulated deficit and dividends	(77,014)	(65,884)	(56,854)	(46,242)
Unearned and accrued stock compensation, net	(3,294)	(3,800)	(5,389)	(5,997)
Accumulated other comprehensive income, net	2,981	6,549	4,073	970

Total stockholders’ equity and owners’ deficit	569,955	343,424	349,257	270,664

Total liabilities and stockholders’ equity and owners’ deficit	$1,997,069	$1,775,187	$1,564,314	$1,464,399

Maguire Properties, Inc.

First Quarter 2004

CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(in thousands, except for per share amounts )
(unaudited)

	Three Months Ended
	March 31, 2004	December 31, 2003	September 30, 2003	June 30, 2003 (1)

Revenue:
Rental	$38,841	$37,792	$33,986	$15,640
Tenant reimbursements	19,860	18,535	16,070	6,462
Hotel operations	5,199	5,144	4,392	4,425
Parking	7,643	7,133	6,371	2,824
Management, leasing and development services to affiliates	697	1,425	1,313	882
Other	851	179	391	2,015

Total revenue	73,091	70,208	62,523	32,248

Expenses:
Rental property operating and maintenance	15,295	14,427	12,599	6,529
Hotel operating and maintenance	3,711	3,495	3,287	3,422
Real estate taxes	5,320	5,874	4,757	1,575
Parking expenses	2,079	1,965	1,680	871
General and administrative	3,763	3,398	3,028	17,780
Depreciation and amortization	17,082	16,711	13,696	6,280
Interest	14,110	13,716	11,650	13,596
Loss from early extinguishment of debt	–	–	2,431	50,996
Other	673	521	286	11,325

Total expenses	62,033	60,107	53,414	112,374

Income (loss) before equity in net income (loss) of real estate entities and minority interests	11,058	10,101	9,109	(80,126)
Equity in net (loss) income of real estate entities	–	–	(31)	760

Income (loss) before minority interests	11,058	10,101	9,078	(79,366)
Minority interests	1,529	2,071	1,882	(13,553)

Net income (loss)	9,529	8,030	7,196	(65,813)
Preferred stock dividends	3,601	–	–	–

Net income (loss) allocable to common shareholders	$5,928	$8,030	$7,196	$(65,813)

Net income per common share – basic and diluted	$0.14	$0.19	$0.17

Weighted-average shares outstanding – basic	42,329,921	42,329,921	41,913,231

Weighted-average shares outstanding – diluted	42,578,570	42,496,536	41,974,245

(1)	Represents combined operating results for Maguire Properties, Inc. for the four day period from June 27, 2003 to June 30, 2003 and the Maguire Properties Predecessor for the period from April 1, 2003 to June 26, 2003. The operating results for the quarter ended June 30, 2003 are not comparable to future expected operating results of the company since they include various IPO-related charges.

Maguire Properties, Inc.

First Quarter 2004

FUNDS FROM OPERATIONS (1)
(in thousands, except for per share amounts )
(unaudited)

	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2004	December 31, 2003	September 30, 2003
Reconciliation of net income to funds from operations:
Net income allocable to common shareholders	$5,928	$8,030	$7,196
Adjustments:
Minority interests	1,529	2,071	1,882
Real estate depreciation and amortization	16,991	16,599	13,584
Share of real estate depreciation and amortization of an unconsolidated property	–	–	117

Funds from operations allocable to common shareholders and unitholders (FFO)	$24,448	$26,700	$22,779

Company share of FFO (2)	$19,435	$21,227	$18,064

FFO per share - basic and diluted	$0.46	$0.50	$0.43	(3)

Weighted-average shares outstanding - basic	42,329,921	42,329,921	41,913,231

Weighted-average shares outstanding - diluted	42,578,570	42,496,536	41,974,245

(1)	For the definition and discussion of FFO, see page 28.

(2)	Based on a weighted-average 79.50%, 79.50% and 79.30% interest in operating partnership for three months ended March 31, 2004, December 31, 2003 and September 30, 2003, respectively.

(3)	Funds from operations for the three months ended September 30, 2003 was decreased by $2,431, which represents a loss on the extinguishment of debt resulting from the defeasance of the Glendale Center mortgage in connection with the acquisition of interests in the property.
Absent the impact of this item, FFO per share would have been $0.48, calculated as above.

Maguire Properties, Inc.

First Quarter 2004

ADJUSTED FUNDS FROM OPERATIONS (1)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2004	December 31, 2003	September 30, 2003
FFO	$24,448	$26,700	$22,779
Non-real estate depreciation	91	112	112
Amortization of deferred financing fees	1,014	974	1,125
Accretion (amortization) of interest rate swap sold	(125)	239	–
Non-cash stock compensation	636	608	608
Loss from early extinguishment of debt	–	–	2,431
Straight-line rents	(1,399)	(726)	(713)
Fair value lease revenue	(598)	(916)	(567)
Capital lease principal payments	(273)	(261)	(261)
Capitalized leasing payroll	(236)	(227)	(294)
Non-recoverable capital expenditures	(237)	(31)	(6)
Recoverable capital expenditures	(184)	(4)	(248)
Hotel improvements, equipment upgrades and replacements (2)	(13)	(193)	(114)
2nd generation tenant improvements and leasing commissions (3)	(1,402)	(1,191)	(929)

Adjusted funds from operations (AFFO)	$21,722	$25,084	$23,923

(1)	For the definition and computation method of AFFO, see page 28. For a quantitative reconciliation of the differences between AFFO and cash flow from operating activities, see page 13.

(2)	Excludes $0.7 million of expenditures for the three months ended March 31, 2004 related to the renovation of the hotel. See page 26.

(3)	Excludes 2nd generation tenant improvements and leasing commissions of $6.7 million, $8.0 million and $14.6 million, for the three months ended March 31, 2004, December 31, 2003 and September 30, 2003, respectively that were fully reserved in connection with the Offering. Also excludes 1st generation tenant improvements and leasing commissions of $0.9 million, $0.2 million and $0, for the three months ended March 31, 2004, December 31, 2003 and September 30, 2003, respectively.

Maguire Properties, Inc.

First Quarter 2004

RECONCILIATION OF
EARNINGS BEFORE INTEREST, TAXES AND DEPRECIATION AND AMORTIZATION (1)
AND ADJUSTED FUNDS FROM OPERATIONS (2)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2004	December 31, 2003	September 30, 2003
Reconciliation of net income to earnings before interest, taxes and depreciation and amortization (EBITDA):
Net Income	$9,529	$8,030	$7,196
Add: minority interest	1,529	2,071	1,882
interest expense	14,110	13,716	11,650
depreciation and amortization	17,082	16,711	13,696

EBITDA	$42,250	$40,528	$34,424

(1)	For the definition and discussion of EBITDA, see page 29.

Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):

Cash flows from operating activities	$19,980	$10,937	$5,762
Distributions received from real estate entity	–	–	(144)
Share of depreciation and amortization of an unconsolidated property	–	–	(117)
Equity in net loss of real estate entity	–	–	(31)
Defeasance payment on early extinguishment of debt	–	–	6,747
Changes in other assets and liabilities	3,578	15,566	13,003
Non-recoverable capital expenditures	(237)	(31)	(6)
Recoverable capital expenditures	(184)	(4)	(248)
Hotel improvements, equipment upgrades and replacements	(13)	(193)	(114)
2nd generation tenant improvements and leasing commissions	(1,402)	(1,191)	(929)

AFFO	$21,722	$25,084	$23,923

(2)	For the definition and discussion of adjusted funds from operations, see page 28.

Maguire Properties, Inc.

First Quarter 2004

CAPITAL STRUCTURE

Consolidated Debt
(in thousands)

Aggregate Principal
March 31, 2004
Mortgage and Other Secured Loans Payable	$1,211,250
Secured Credit Facility	–

Total Debt	$1,211,250

Equity
(in thousands)

	Shares	Total Liquidation
	Outstanding	Preference
Preferred Stock	10,000	250,000

	Shares & Units
	Outstanding	Market Value (1)
Common Stock	42,646	$1,091,730
Operating Partnership Units	10,999	281,585

Total Common Equity	53,645	$1,373,315

Total Market Capitalization		$2,834,565

(1)	Value based on March 31, 2004 closing price of $25.60.

Maguire Properties, Inc.

First Quarter 2004
DEBT SUMMARY

Consolidated Debt Analysis
(in thousands)

		Principal Balance as of		Interest Rate as of
	Maturity Date	March 31, 2004	% of Debt	March 31, 2004
Floating Rate Debt
Gas Company Tower & 808 South Olive		$280,000	23.12%	3.70%
Floating rate debt	July 7, 2008	30,000	2.48%	7.67%
Interest rate swapped debt	July 6, 2007	250,000	20.64%	3.23%
KPMG Tower	August 31, 2005	195,000	16.10%	2.97%
Credit Facility	June 27, 2006	—	0.00%	3.03%
Interest rate swapped debt		(250,000)	(20.64)%	3.23%

Total Unhedged Floating Rate Debt		$225,000	18.58%	3.60%

Fixed Rate and Hedged Variable Rate Debt
US Bank Tower	July 1, 2013	260,000	21.47%	4.66%
Wells Fargo Tower	July 1, 2010	250,000	20.64%	4.68%
One California Plaza	December 1, 2010	146,250	12.07%	4.73%
Glendale Center	November 1, 2013	80,000	6.60%	5.73%
Interest rate swapped debt		250,000	20.64%	3.23%

Total Fixed Rate and Hedged Variable Rate Debt		$986,250	81.42%	4.40%

Total Consolidated Debt		$1,211,250	100.00%	4.25%

Credit Facility
(in thousands)

	Maximum Available	Currently Available	Drawn
Secured Line of Credit	$100,000	$84,100	$0

Debt Maturities
(in thousands)

Property	2004	2005		2006	2007		2008		Thereafter	Total
US Bank Tower	$—	$—		$—	$—		$—		$260,000	$260,000
Gas Company Tower	—	—		—	250,000	(2)	30,000	(3)	—	280,000
Wells Fargo Tower	—	—		1,507	3,815		3,967		240,711	250,000
KPMG Tower	—	195,000	(1)	—	—		—		—	195,000
One California Plaza	—	—		—	239		2,825		143,186	146,250
Glendale Center	—	—		—	—		—		80,000	80,000

Total	$—	$195,000		$1,507	$254,054		$36,792		$723,897	$1,211,250

Weighted Average Rates	0.00%	2.97%		0.00%	3.23%		7.67%		4.80%	4.25%

(1)	Two one-year extension options available. (2) A one-year extension option available for $250,000.

(3)	Maturity accelerated to 2007 if the Gas Company Tower mortgage and junior mezzanine debt is not extended to 2008.

Interest coverage (a)	3.20
Fixed-charge coverage (b)	2.47
Debt to total market capitalization (c)	42.7%
Debt plus preferred stock to total market capitalization (d)	51.6%

(a)	EBITDA divided by cash interest expense. Cash interest expense relates to indebtedness and capital leases less amortized deferred financing fees and amortization of the sold interest rate swap.

(b)	Same as (a) except denominator includes scheduled debt principal payments, capital lease principal payments and preferred dividends.

(c)	Mortgage debt and other loans divided by mortgage debt and other loans plus preferred stock and the market value of outstanding common stock and operating partnership units, assuming the conversion of operating partnership units into shares of our common stock.

(d)	Same as (c) except numerator includes preferred stock.

Maguire Properties, Inc.

First Quarter 2004

PORTFOLIO DATA

Maguire Properties, Inc.

First Quarter 2004

PORTFOLIO OVERVIEW - SQUARE FOOTAGE
Rentable Square Feet of Office Properties by Location

	Property SF
Los Angeles Central Business District
US Bank Tower	1,374,883
Gas Company Tower & 808 South Olive	1,335,964
Wells Fargo Tower	1,382,092
KPMG Tower	1,124,192
One California Plaza	982,260

Total Los Angeles Central Business District	6,199,391

Tri-Cities
Pasadena - Plaza Las Fuentes	185,376
Glendale - Glendale Center	382,888

Total Tri-Cities	568,264

Cerritos
Cerritos Corporate Center - Phase I	221,968
Cerritos Corporate Center - Phase II	104,567

Total Cerritos	326,535

Total Office Properties	7,094,190	(1)

Hotel Property

	Number of Rooms		Hotel SF
Westin Hotel, Pasadena, CA	350		266,000
Garage Properties

	Vehicle
	Capacity		Garage SF
On-Site Parking
US Bank Tower	513		230,650
Gas Company Tower	1,161		319,581
Wells Fargo Tower	1,393		426,926
KPMG Tower	820		251,313
One California Plaza	1,313		176,500
Glendale Center	1,400		486,287
Cerritos Corporate Center - Phase I	769		221,856
Cerritos Corporate Center - Phase II	696		194,434
Off-Site Garages
808 South Olive Garage	928		345,933
Westlawn Garage	1,047		363,906
X-2 Garage	774		248,248

Total Garage Properties	10,814	(2)	3,265,634

Total Portfolio			10,625,824

(1)	Increased from 7,091,270 square feet at December 31, 2003 due to additional 2,920 square feet from remeasurement of new and renewed leases.

(2)	Actual vehicles under monthly contract are 12,316 due to oversell factor.

Maguire Properties, Inc.

First Quarter 2004

PORTFOLIO LISTING - OCCUPANCY AND IN-PLACE RENTS

				Annualized	Annualized Rent
Property	Sub-Market	Square Feet	% Leased	Rent (1)	$/RSF (2)
US Bank Tower	Los Angeles Central Business District	1,374,883	90.4%	$35,812,903	$28.80
Gas Company Tower	Los Angeles Central Business District	1,335,964	98.2%	34,705,941	26.46
Wells Fargo Tower	Los Angeles Central Business District	1,382,092	82.8%	21,765,010	19.01
KPMG Tower	Los Angeles Central Business District	1,124,192	86.8%	19,198,227	19.68
One California Plaza	Los Angeles Central Business District	982,260	92.1%	13,846,820	15.31
Plaza Las Fuentes	Tri-Cities	185,376	89.7%	3,086,844	18.57
Glendale Center	Tri-Cities	382,888	100.0%	7,416,764	19.37
Cerritos - Phase I	Cerritos Office	221,968	100.0%	5,367,540	24.18
Cerritos - Phase II	Cerritos Office	104,567	100.0%	2,141,371	20.48

Total/Weighted Average		7,094,190	91.0%	$143,341,420	$22.20

	% Leased	% Leased	% Leased	% Leased	% Leased
	Q1 2004	Q4 2003	Q3 2003	Q2 2003	Q1 2003
US Bank Tower	90.4%	90.4%	90.4%	90.6%	81.5%
Gas Company Tower	98.2%	96.4%	96.1%	96.1%	93.0%
Wells Fargo Tower	82.8%	83.6%	88.9%	89.2%	84.4%
KPMG Tower	86.8%	87.0%	87.8%	90.2%	95.8%
One California Plaza	92.1%	91.0%	92.9%	92.9%	92.0%
Plaza Las Fuentes	89.7%	91.3%	95.8%	94.1%	94.1%
Glendale Center	100.0%	100.0%	100.0%	96.8%	96.8%
Cerritos - Phase I	100.0%	100.0%	100.0%	100.0%	100.0%
Cerritos - Phase II	100.0%	100.0%	100.0%	100.0%	100.0%

Total Portfolio	91.0%	90.8%	92.2%	92.5%	89.9%

(1)	Annualized rent represents the annualized monthly contractual rent under existing leases as of March 31, 2004. This amount reflects total base rent before any one-time or non-recurring rent abatements but after annually recurring rent credits and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent.

(2)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.

Maguire Properties, Inc.

First Quarter 2004

MAJOR TENANTS

						% of Aggregate	Weighted Average
		Number of	Annualized	% of Total	Total Leased	Leased Square Feet	Remaining Lease Term	S & P Credit Rating /
	Tenant	Locations	Rent (1)	Annualized Rent	Square Feet	of Existing Portfolio	in Months	National Recognition (3)
	Rated
1	Southern California Gas Company	1	$16,807,927	11.7%	576,516	8.9%	91	A
2	Wells Fargo Bank	2	10,593,312	7.4%	432,855	6.7%	71	AA
3	Sempra (Pacific Enterprises)	1	8,504,539	5.9%	225,756	3.5%	75	A
4	AT&T Wireless	2	7,508,911	5.2%	326,535	5.1%	113	BBB
5	Los Angeles Unified School District	1	4,978,817	3.5%	260,498	4.0%	26	AA-
6	Bank of America	3	3,685,009	2.6%	205,352	3.2%	71	AA-
7	Disney Enterprises	1	3,085,885	2.1%	156,215	2.4%	87	BBB+
8	US Bank	1	2,440,483	1.7%	121,645	1.9%	135	AA-
9	Time Warner Entertainment	1	1,653,549	1.2%	70,134	1.1%	25	BBB+

	Total Rated / Weighted Average (2)		59,258,432	41.3%	2,375,506	36.8%	80

	Unrated - Nationally Recognized
10	Latham & Watkins	2	10,038,237	7.0%	361,524	5.6%	78	4th Largest US Law Firm
11	Morrison & Foerster	1	7,009,070	4.9%	192,775	3.0%	91	21st Largest US Law Firm
12	Gibson Dunn & Crutcher	1	6,986,210	4.9%	268,268	4.1%	164	15th Largest US Law Firm
13	Jones, Day, Reavis & Pogue	1	4,982,380	3.5%	152,166	2.4%	31	3rd Largest US Law Firm
14	White & Case	1	3,792,160	2.6%	94,804	1.5%	92	9th Largest US Law Firm
15	Munger Tolles & Olson	1	3,624,162	2.5%	125,623	1.9%	35	Prominent Regional Law Firm
16	KPMG	2	3,149,374	2.2%	198,426	3.1%	109	4th Largest US Accounting Firm
17	Bingham McCutchen	2	3,008,958	2.1%	155,285	2.4%	65	29th Largest US Law Firm
18	Sidley Austin Brown & Wood	1	2,104,200	1.5%	142,463	2.2%	57	5th Largest US Law Firm
19	Skadden, Arps, Slate, Meagher & Flom	1	1,977,028	1.4%	152,576	2.4%	92	Largest US Law Firm
20	Morgan, Lewis & Bockius	2	1,903,157	1.3%	104,643	1.6%	95	17th Largest US Law Firm

	Total Unrated / Weighted Average (2)		48,574,936	33.9%	1,948,553	30.2%	88

	Total / Weighted Average (2)		$107,833,368	75.2%	4,324,059	67.0%	84

(1)	Annualized base rent is calculated as monthly contractual base rent under existing leases as of March 31, 2004, multiplied by 12; for those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized base rent.

(2)	The weighted average calculation is based on the net rentable square feet leased by each tenant.

(3)	S&P credit ratings are as of March 31, 2004, and rankings of law firms are based on total gross revenue in 2002 as reported by American Lawyer Media’s LAW.com.

Maguire Properties, Inc.

First Quarter 2004

Maguire Properties, Inc.

First Quarter 2004

LEASE EXPIRATIONS

				Percentage
	Total Area in	Percentage		of Gross and		Rent per
	Square Feet Covered	of Aggregate	Annualized	Annualized	Current Rent	Square Foot
Year	by Expiring Leases	Square Feet	Rent	Rent	per Square Foot (1)	at Expiration (2)

Available	638,415	9.0%
2004	169,482	2.4%	3,358,980	2.3%	19.82	19.82
2005	605,904	8.5%	13,990,386	9.8%	23.09	22.93
2006	820,467	11.6%	17,871,037	12.5%	21.78	22.28
2007	449,992	6.3%	9,529,174	6.6%	21.18	23.35
2008	324,066	4.6%	5,302,635	3.7%	16.36	16.70
2009	432,387	6.1%	11,009,597	7.7%	25.46	26.01
2010	433,123	6.1%	12,040,523	8.4%	27.80	30.14
2011	1,208,761	17.1%	27,437,985	19.2%	22.70	28.87
2012	258,037	3.6%	4,469,202	3.1%	17.32	22.67
2013	722,115	10.2%	15,060,609	10.5%	20.86	20.19
Thereafter	1,031,441	14.5%	23,271,292	16.2%	22.56	24.31

Total	7,094,190	100.0%	$143,341,420	100.0%	$22.20	$24.01

Leases Expiring in the Next 4 Quarters:

2nd Quarter 2004	37,605	0.5%	$743,643	0.5%	$19.78	$19.78
3rd Quarter 2004 (3)	79,651	1.1%	$1,243,012	0.8%	$15.61	$15.61
4th Quarter 2004	52,226	0.8%	$1,372,325	1.0%	$26.28	$26.28
1st Quarter 2005	218,954	3.1%	$6,978,454	4.9%	$31.87	$31.87

(1)	Current rent per leased square foot represents current base rent, divided by total square footage under lease as of the same date.
(2)	Rent per leased square foot at expiration represents base rent including any future rent steps, and thus represents the base rent that will be in place at lease expiration.
(3)	Includes tenants leasing on a month-to-month basis.

Maguire Properties, Inc.

First Quarter 2004

LEASING ACTIVITY

	For the
	Three Months Ended
	March 31, 2004	% Leased
Leased Square Feet as of December 31, 2003	6,435,836	90.8%
Expirations	(139,111)	(2.0)%
New Leases	90,968	1.3%
Renewals	68,082	0.9%

Leased Square Feet as of March 31, 2004	6,455,775	91.0%

Cash Rent Growth (1)
Expiring Rate per Square Foot		$15.44
New / Renewed Rate per Square Foot		$18.58
Percentage Increase		20.3%
GAAP Rent Growth (2)
Expiring Rate per Square Foot		$16.65
New / Renewed Rate per Square Foot		$20.47
Percentage Increase		23.0%
Weighted Average Lease Term - New (in months)		92
Weighted Average Lease Term - Renewal (in months)		38

(1)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those leases immediately prior to the expiration or termination. Excludes new and renewed leases for spaces with more than six months of downtime.

(2)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

Maguire Properties, Inc.

First Quarter 2004

TENANT CONCESSIONS and LEASING COMMISSIONS (1)

	Q1 2004	2003	2002	2001	2000
Renewals (2)
Number of Leases	5	17	19	14	14
Square Feet	68,082	142,326	330,096	395,332	193,990
Tenant Concession Costs per Square Foot	$28.88	$21.87	$2.01	$1.11	$11.14
Leasing Commission Costs per Square Foot (3)	9.03	1.99	5.35	1.67	5.94
Total Tenant Concession and Leasing Commission Costs per Square Foot	$37.91	$23.86	$7.36	$2.78	$17.08
Costs per Square Foot per Year	$5.21	$2.45	$1.74	$1.32	$1.60

New / Modified Leases (4) (5)
Number of Leases	10	40	17	29	31
Square Feet	90,968	861,703	152,237	387,028	328,894
Tenant Concession Costs per Square Foot	$19.40	$47.12	$32.76	$25.36	$33.34
Leasing Commission Costs per Square Foot (3)	5.31	4.43	7.72	8.24	5.92
Total Tenant Concession and Leasing Commission Costs per Square Foot	$24.71	$51.55	$40.48	$33.60	$39.26
Costs per Square Foot per Year	$3.24	$8.05	$5.62	$4.25	$7.17

Total
Number of Leases	15	57	36	43	45
Square Feet	159,050	1,004,029	482,333	782,360	522,884
Tenant Concession Costs per Square Foot	$23.46	$43.54	$11.71	$13.11	$25.11
Leasing Commission Costs per Square Foot (3)	6.90	4.08	6.10	4.92	5.93
Total Tenant Concession and Leasing Commission Costs per Square Foot	$30.36	$47.62	$17.81	$18.03	$31.04
Costs per Square Foot per Year	$4.06	$6.73	$3.44	$3.62	$4.19

(1)	Based on leases executed during the period. Excludes leases of related parties and excludes build out costs for raw space.
In conjunction with the offering, leasing reserves were established for tenant concessions and leasing commissions related to leases executed as of May 30, 2003.

(2)	Does not include retained tenants that have relocated to new space or expanded into new space.

(3)	Leasing commission costs exclude any commission paid to related parties.

(4)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

(5)	Includes costs for lease modifications related to Gibson Dunn & Crutcher for 268,268 sf effective July 1, 2003, Morrison & Foerster for 138,776 sf effective July 1, 2004, and White & Case for 59,402 sf effective July 1, 2004.

Maguire Properties, Inc.

First Quarter 2004

HISTORICAL CAPITAL EXPENDITURES

Office Properties (1)

	Q1 2004	2003	2002	2001
Non-recoverable Capital Expenditures	$236,805	$151,512	$813,239	$804,588
Total Square Feet (2)	6,767,655	6,764,735	6,701,701	6,658,786
Non-recoverable Capital Expenditures per Square Foot	$0.03	$0.02	$0.12	$0.12
Recoverable Capital Expenditures (3)	$183,851	$1,346,274	$6,677,588	$2,620,791
Total Square Feet (2)	6,767,655	6,764,735	6,701,701	6,658,786
Recoverable Capital Expenditures per Square Foot	$0.03	$0.20	$1.00	$0.39

(1)	All periods presented include historical capital expenditures for One California Plaza, which we acquired on November 6, 2003.

(2)	The square footage of Cerritos is deducted from the total square feet amount as the tenant pays for all capital expenditure activities.

(3)	Recoverable capital improvements, such as equipment upgrades, are generally financed through a capital lease. The annual amortization, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made. The amounts presented represent the total value of the improvements in the year they are made.

Maguire Properties, Inc.

First Quarter 2004

OFFICE MARKET OVERVIEW

		Q1 2004			2003			2002			2001
		Annual	Direct	Overall	Annual	Direct	Overall	Annual	Direct	Overall	Annual	Direct	Overall
	Lease	Rent	Vacancy	Vacancy	Rent	Vacancy	Vacancy	Rent	Vacancy	Vacancy	Rent	Vacancy	Vacancy
Submarket	Type (1)	PSF (2)	Rate	Rate (3)	PSF (2)	Rate	Rate (3)	PSF (2)	Rate	Rate (3)	PSF (2)	Rate	Rate (3)

LACBD	NNN (4)	$17.42	15.5%	18.3%	$17.56	17.8%	20.7%	$17.56	16.4%	19.6%	$17.15	12.9%	16.9%
Bunker Hill	NNN	19.22	8.2%	11.7%	19.60	7.1%	10.5%	20.40	8.0%	13.8%	21.70	4.8%	8.2%
Tri-Cities (5)	FSG	26.94	13.9%	15.4%	27.05	12.9%	14.7%	27.86	12.1%	18.7%	26.83	10.8%	16.3%
Cerritos	FSG	23.40	13.0%	13.0%	24.36	11.0%	11.4%	24.84	15.4%	16.0%	20.88	4.7%	10.9%

Source: Cushman & Wakefield

(1)	NNN = Triple Net Lease; FSG = Full Service Gross Lease

(2)	This data represents the weighted average asking rent per square foot for available space.

(3)	This data represents the overall vacancy rate which includes sublease vacancy.

(4)	The NNN rental rates for LACBD are based on estimated annual operating expenses applied to buildings offered for lease on a triple net basis.

(5)	Tri-Cities excludes North Hollywood and Pasadena East.

Maguire Properties, Inc.

First Quarter 2004

HOTEL PERFORMANCE

			Percent
Westin Hotel, Pasadena, CA (1)	Q1 2004	Q1 2003	Change

Occupancy	78.6%	75.9%	3.6%

Average Daily Rate	$139.82	$120.29	16.2%

Revenue Per Available Room (REVPAR)	$109.89	$91.35	20.3%

Hotel Net Operating Income (in thousands) (2)	$1,398,851	$830,238	68.5%

HOTEL HISTORICAL CAPITAL EXPENDITURES

Westin Hotel, Pasadena, CA (1)	Q1 2004		2003		2002	2001

Hotel Improvements, Equipment Upgrades and Replacements	$727,732	(3)	$1,393,598	(3)	$760,044	$546,543

Total Hotel Revenue	$5,199,447		$18,449,302		$20,005,000	$19,345,688

Hotel Improvements as a Percentage of Hotel Revenue	14.0%		7.6%		3.8%	2.8%

(1)	The Westin Hotel was operated under a Doubletree flag until it was rebranded on December 20, 2002.

(2)	Includes air space lease expense of $89,739 per quarter and excludes hotel capital expenditures reserve.

(3)	The Westin Hotel is undergoing certain renovations through December 2005. The re-branding, upgrading and renovation costs are estimated at $13 million, of which $3.5 million will be funded by Westin and the remainder of which will be financed out of current and future furniture, fixture and equipment reserves and potentially from borrowings under our revolving credit facility. For the first quarter of 2004 and the year 2003, renovation costs, which are included in Hotel Improvements, Equipment Upgrades and Replacements, were $715,036 and $953,257, respectively.

Maguire Properties, Inc.

First Quarter 2004

OPTION AND UNDEVELOPED PROPERTIES

			As of March 31, 2004
		Percentage		Developed / Developable
Property	Location	Leased	Acreage	Square Feet	Status

Option Properties (1) -

1733 Ocean Avenue	Santa Monica, CA	40%	N/A	91,398	Construction Complete

Western Asset Plaza	Pasadena, CA	76%	N/A	256,987	Complete

Water’s Edge I (2)	Los Angeles, CA	100%	N/A	245,530	Complete

Water’s Edge II (2)	Los Angeles, CA	N/A	2	130,000	Undeveloped

Undeveloped Owned Properties -

Glendale Center - Phase II	Glendale, CA	N/A	2	300,000	Undeveloped

			Total	1,023,915

(1)	We hold options at various terms for these properties as more fully described in our prospectus dated June 24, 2003.

(2)	We hold an option on a one-eighth partnership interest in these two properties.

Maguire Properties, Inc.

First Quarter 2004

MANAGEMENT STATEMENTS ON NON-GAAP SUPPLEMENTAL MEASURES

Funds from Operations:

We calculate funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, extraordinary items, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing payroll and interest expense, (iii) recurring capital expenditures required to maintain and re-tenant our properties and (iv) regular principal payments required to service our debt. Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited. Additionally, other equity REITs may not calculate AFFO in a consistent manner, accordingly, our AFFO may not be comparable to such other equity REITs’ AFFO. AFFO should be considered only as a supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.

Maguire Properties, Inc.

First Quarter 2004

MANAGEMENT STATEMENTS ON NON-GAAP SUPPLEMENTAL MEASURES – continued

EBITDA:

We believe that earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a useful supplemental performance measure. Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of equity REITs. However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should be considered only as supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity. EBITDA is not a measure of our financial performance and should not be considered as an alternative to net income as an indicator of our operating performance. Other equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not comparable to such other REITs’ EBITDA.

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure. Accordingly, our interest coverage ratio should be considered only as a supplement to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity.